FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT
AGREEMENT AND FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT AND FORBEARANCE AGREEMENT (this "Agreement") is made as of the 19th day of March, 2008, by and among

EQUITY MEDIA HOLDINGS CORPORATION, a Delaware corporation (successor-by-merger to Equity Broadcasting Corporation, an Arkansas corporation) ("EMHC"), ARKANSAS 49, INC., an Arkansas corporation, BORGER BROADCASTING, INC., a Nevada corporation, DENVER BROADCASTING, INC., an Arkansas corporation, EBC HARRISON, INC., an Arkansas corporation, EBC PANAMA CITY, INC., an Arkansas corporation, EBC SCOTTSBLUFF, INC., an Arkansas corporation, FORT SMITH 46, INC., a Nevada corporation ("Fort Smith 46"), EQUITY NEWS SERVICES, INC. (formerly known as Hispanic News Network, Inc.), an Arkansas corporation, LOGAN 12, INC., an Arkansas corporation ("Logan 12"), MARQUETTE BROADCASTING, INC., a Nevada corporation, NEVADA CHANNEL 3, INC., an Arkansas corporation, NEWMONT BROADCASTING CORPORATION, an Arkansas corporation, PRICE BROADCASTING, INC., a Nevada corporation, PULLMAN BROADCASTING INC., an Arkansas corporation ("PBI"), REP PLUS, INC., an Arkansas corporation, RIVER CITY BROADCASTING, INC., an Arkansas corporation ("River City"), ROSEBURG BROADCASTING, INC., a Nevada corporation, TV 34, INC., an Arkansas corporation, VERNAL BROADCASTING, INC., a Nevada corporation, WOODWARD BROADCASTING, INC., a Nevada corporation, EBC MINNEAPOLIS, INC., an Arkansas corporation, EBC DETROIT, INC., an Arkansas corporation, EBC BUFFALO, INC., an Arkansas corporation, EBC WATERLOO, INC., an Arkansas corporation, EBC ATLANTA, INC., an Arkansas corporation, EBC SEATTLE, INC., an Arkansas corporation, EBC KANSAS CITY, INC., an Arkansas corporation, EBC SYRACUSE, INC., an Arkansas corporation, NEVADA CHANNEL 6, INC., an Arkansas corporation, EBC PROVO, INC., an Arkansas corporation, EBC SOUTHWEST FLORIDA, INC., an Arkansas corporation, EBC LOS ANGELES, INC., an Arkansas corporation, C.A.S.H. SERVICES, INC. (formerly known as Skyport Services, Inc.), an Arkansas corporation, EBC NASHVILLE, INC., an Arkansas corporation, and EBC JACKSONVILLE, INC., an Arkansas corporation (together, the "Borrowers" and individually, a "Borrower").

SPCP GROUP, LLC, a Delaware limited liability company ("SPCP"), SPF CDO I, LLC, a Delaware limited liability company ("SPF"), FIELD POINT III, LTD., a Cayman Islands limited liability company ("FPIII"), FIELD POINT IV, LTD., a Cayman Islands limited liability company ("FPIV"), WELLS FARGO FOOTHILL, INC., a California corporation ("WFF"), and the other financial institutions which are now, or in accordance with Article XII hereafter become, parties hereto and "Lenders" hereunder (collectively, "Lenders" and each individually, a "Lender");

SILVER POINT FINANCE, LLC, a Delaware limited liability company, as Administrative Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, "Administrative Agent"), and as Documentation Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, "Documentation Agent");

WELLS FARGO FOOTHILL, INC., a California corporation, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, "Collateral Agent").

WITNESSETH THAT

WHEREAS, Borrowers are indebted to the Lenders pursuant to a certain Third Amended and Restated Credit Agreement dated as of February 13, 2008 (as the same may be amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrowers are in default under the Credit Agreement as described in Exhibit A attached hereto and made a part hereof (the "Designated Defaults"); and

WHEREAS, Borrowers have requested that Lenders, Administrative Agent and Collateral Agent (collectively, "Lender Group") forbear from exercising their rights and remedies under the Credit Agreement, and the related Security Documents as a result of such Designated Defaults until April 18, 2008; and

WHEREAS, Borrowers have requested that certain Term Loan B Lenders provide additional financing to Borrowers as hereinafter provided; and

WHEREAS, Lender Group is willing to agree to forbear from exercising its rights and remedies with respect to the Designated Defaults for the Forbearance Period specified herein and on the terms and conditions specified herein and certain Lenders are willing to extend such additional financing on the terms and conditions specified herein and in the Credit Agreement, as amended hereby; and

WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter provided;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

Unless otherwise defined herein, all capitalized terms used herein shall have the identical meanings assigned to them in the Credit Agreement, as amended hereby.

2. Forbearance.

(a) Acknowledgment of Indebtedness. Borrowers hereby acknowledge, confirm and agree that as of the date hereof and prior to taking into account any Additional Term Loans B (as hereinafter defined), Borrowers are indebted to Lenders in respect of: (i) the Revolving Credit Loan in the aggregate outstanding principal amount of $5,512,500.00 plus accrued and unpaid interest; (ii) the Term Loans A in the aggregate outstanding principal amount of $12,000,000.00, plus accrued and unpaid interest; (iii) the Term Loans B in the aggregate outstanding principal amount of $33,000,000.00, plus accrued and unpaid interest and (iv) all legal and other fees in connection with this Agreement, the Credit Agreement and/or any other Loan Document, including, without limitation, all reasonable fees and expenses of Edwards Angell Palmer & Dodge LLP, special counsel to Administrative Agent, and Paul Hastings, special counsel to Collateral Agent, in each case accrued to the date hereof. The Revolving Credit Loan, the Term Loans A and the Term Loans B, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Lender, are unconditionally owing by Borrowers, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgement of Security Interests. Borrowers hereby acknowledge, confirm and agree that Lender Group has and shall continue to have valid, enforceable and perfected first-priority liens upon, and security interests in, the Collateral heretofore granted to Collateral Agent for the benefit of Lenders pursuant to the Loan Documents or otherwise granted to or held by Lender Group, subject to permitted encumbrances, if any.

(c) Acknowledgement Concerning Loans.

Borrowers hereby acknowledge, confirm and agree that no Borrower is entitled to request any further Loans, advances or financial accommodations under the Credit Agreement, and that Lender Group is under no obligation to make any further Loans, advances or financial accommodations to any Borrower. Notwithstanding the foregoing, on the date of closing of this Agreement (the "First Amendment Closing Date"), the Term Loan B Lenders identified on Exhibit C attached hereto (collectively, the "Additional Term Loan B Lenders"), provided no Termination Event (as hereinafter defined) has occurred, shall make Additional Term Loans B to Borrowers upon request by Borrowers in accordance with and subject to the Credit Agreement, as amended hereby. Such Additional Term Loans B shall be deemed to be Term Loans B as defined in, and subject to the terms of, the Credit Agreement (including, without limitation, provisions as to the accrual and payment of interest and principal) and secured under related Security Documents, as amended.

3. Forbearance in Respect of Events of Default.

(a) Acknowledgement of Defaults. Borrowers hereby acknowledge and agree that the Designated Defaults have occurred as of the date hereof and will be continuing, which Designated Defaults constitute Events of Default. The Borrowers further represent and warrant that as of the date hereof no other Defaults or Events of Default under the Loan Documents exist. The Borrowers hereby acknowledge and agree that Lender Group has the present right to exercise all remedies available under the Loan Documents and applicable law, and that Borrowers' Obligations to the Lender Group are immediately due and payable without notice or demand.

(b) Forbearance.

(i) In reliance upon the representations, warranties and covenants of Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender Group agrees to forbear from exercising, or causing the exercise of, its rights and remedies under the Loan Documents or applicable law in respect of or arising out of the Designated Defaults or of a Default or Event of Default arising pursuant to Section 2.18 of the Credit Agreement, subject to the conditions contained herein for the period (the "Forbearance Period") commencing on the date hereof and ending on the earliest to occur of: (i) April 18, 2008, or (ii) the occurrence of a Termination Event (as hereinafter defined).

(ii) Upon the termination of the Forbearance Period, the agreement of Lender Group to forbear shall automatically and without further action terminate and be of no force and effect; it being expressly agreed that the effect of such termination will be to permit Lender Group to exercise, or cause the exercise of, any rights and remedies available to it, if any, immediately, without any further notice, passage of time or forbearance of any kind.

(iii) For the purpose of this Agreement, "Termination Event" shall have the meaning given to such term in that certain Side Letter Agreement dated as of February 13, 2008, as amended by a certain First Amendment to Side Letter Agreement of even date herewith by and among Borrowers, Agents and Lenders (as amended, the "Side Letter Agreement").

(c) No Waivers; Reservation of Rights.

(i) Lender Group has not waived, and is not waiving, by the execution of this Agreement, the funding of Additional Term Loans B, or the acceptance of any payments hereunder or under the Credit Agreement, the Designated Defaults or any Default, Event of Default or Termination Event which has occurred or may hereafter occur (whether the same or similar to the Designated Defaults or otherwise), and Lender Group has not agreed to forbear with respect to any of its rights or remedies concerning any Default or Event of Default (other than, during the Forbearance Period, the Designated Defaults to the extent expressly set forth herein), which may have occurred or is continuing as of the date hereof or which may occur after the date hereof.

(ii) Subject to Section 3(b) above (solely with respect to the Designated Defaults), Lender Group and each Agent reserves the right, in its discretion, to exercise, or cause the exercise of, any or all of their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law as a result of the Designated Defaults or any Default or Event of Default which has occurred or may hereafter occur.

(iii) Without limiting the generality of the foregoing, Borrowers will not claim that any prior action or course of conduct by Lender Group or any Agent constitutes an agreement or obligation to continue such action or course of conduct in the future. Each of Borrowers acknowledges that Lender Group or any Agent has made no commitment as to: (i) future funding of the Revolving Credit Loan or Additional Term Loans B, and (ii) how or whether the Designated Defaults will be resolved upon termination or expiration of the Forbearance Period.

(iv) Except as expressly provided herein, nothing in this Agreement shall be construed as an amendment to the Credit Agreement, or any other Loan Document. The Credit Agreement, and the Loan Documents are in full force and effect, and shall remain in full force and effect unless and until an agreement modifying the Credit Agreement, or such other Loan Document is executed and delivered by the applicable parties, and then only to the extent such agreement actually modifies such documents. The parties hereto further acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes.

4. Additional Definitions.

(a) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the correct alphabetical order:

"Additional Term Loans B: the meaning given to such term in the First Amendment."

"Additional Term Loans B Amount: $3,040,981.00."

"First Amendment: that certain First Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement dated as of March 17, 2008, among Borrowers, Lenders and Agents."

(b) The definition of "Term Loans B" is hereby amended to read in its entirety as follows:

"Term Loans B: (a) Loans made by Term Loan Lenders to Borrowers pursuant to Section 2.01(c)(i), and (b) Additional Term Loans B."

(c) This Agreement, the Side Letter Agreement and the New Fee Letter shall be included within the definition of "Loan Documents" for the purposes of the Credit Agreement.

5. Additional Term Loans B. (i) Subject to the terms and conditions contained in the Credit Agreement, as amended by this Agreement, the Additional Term Loan B Lenders agree severally to make one or more loans pursuant to this Section 5 (collectively, the "Additional Term Loans B") to Borrowers during the Forbearance Period in an aggregate principal amount which does not exceed the Additional Term Loans B Amount. The Additional Term Loans B shall constitute Term Loans B for all purposes of the Credit Agreement, as amended hereby. The Additional Term Loan B Lenders' respective agreements to make Additional Term Loans B shall not exceed their respective limits set forth in Exhibit C hereto.

(ii) Borrowers may request Additional Term Loans B during the Forbearance Period within the limits of the Additional Term Loans B Amount; provided, however, that Borrowers shall not have the right to re-borrow principal amounts repaid or prepaid in respect to the Additional Term Loans B. All Additional Term Loans B used for the purposes described in clause (C) below shall be made by the Additional Term Loans B Lenders on the second (2nd) Business Day of each week provided Borrowers maintain a minimum cumulative net cash flow equal to the sum of the "Net Change" for each week (with such calculation beginning with the week of March 10, 2008) provided by Borrowers to Administrative Agent on the first (1st) Business Day of such week pursuant to Section IV of the Side Letter Agreement. The amount of the Additional Term Loans B shall be equal to the cash need shown for such week in the "Net Change" line of the cash forecast. The proceeds of Additional Term Loan B shall be used solely (A) first, on the date hereof, to fund accrued and unpaid interest on the Loans that was due and payable on March 17, 2008, (B) second, on the date hereof, to fund payment of all fees and expenses referred to in the New Fee Letter, and all fees and expenses of the Agents in closing the transactions contemplated by this Agreement, and (C) on and after the date hereof and in compliance with the terms of this Agreement, the Credit Agreement and the Side Letter Agreement, the balance for Borrowers' customary working capital requirements.

(iii) Borrowers' right to request or receive Additional Term Loans B shall terminate upon termination or expiration of the Forbearance Period.

6. Article II Amendments.

(a) The following definition in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Base Rate: the per annum interest rate calculated from time to time as being (i) the greatest of (A) the Prime Rate, (B) the Federal Funds Rate in effect on such day plus fifty (50) basis points (0.50%), and (C) seven and one-half percent (7.50%) per annum plus (ii) nine percent (9.00%).

(b) Section 2.01(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

"During the existence of any Default or Event of Default, the outstanding principal balance under the Loans and, to the extent permitted by applicable law, overdue interest, fees, expenses or other amounts payable hereunder or under the other Loan Documents, shall bear interest, from and including the date such Event of Default occurred until such Event of Default is cured or waived in writing as provided herein, at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a 360-day year) equal to three percent (3.00%) above the interest rate(s) otherwise applicable hereunder; and the Letter of Credit fee provided for herein shall be increased by three percent (3.00%) above the per annum rate otherwise applicable hereunder."

(c) Section 2.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(b) Determination of Interest Rate for Loans. Except as hereinafter provided, the interest rate charged by the Lenders in respect to the Loans shall be either (1) the applicable LIBOR Rate pursuant to a Notice of Conversion or Continuation effective on the first day of the Interest Period, plus ten percent (10.00%), or, (2) if such LIBOR Rate is not available or published, or at Borrowers' option, the Base Rate. Notwithstanding anything herein to the contrary, if Borrowers indefeasibly pay all Obligations in full on or prior to March 28, 2008, Lenders shall credit to Borrowers from the Early Termination Fee an amount equal to the difference between the amount of interest actually paid or owing pursuant to the terms hereof and the amount of interest that would have been due or paid if the interest rate on the Closing Date had been the Reduced Interest Rate."

(d) Section 2.18 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Section 2.18. Adjustments to Schedule 1.01. Adjustments to the attached Schedule 1.01 may be made from time to time as follows:

"(a) The respective Sale Amount of each Station listed on the attached Schedule 1.01 may be adjusted from time to time (as so adjusted, an "Adjusted Sale Amount") either (x) with the consent of the Required Lenders, following written request by the Borrowers, or (y) upon the written request of the Administrative Agent in the exercise of its discretion or at the written direction of the Required Lenders, and in each case upon completion of an updated appraisal of the Collateral that is satisfactory to the Administrative Agent, provided, however, that, unless a Default or an Event of Default has occurred and is continuing, no request for an adjustment shall be submitted by the Administrative Agent with respect to any Station(s) after the earlier to occur of (i) five (5) Business Days after the execution and delivery to Administrative Agent of a bona fide letter of intent or similar document with respect to the Disposition of such Stations; or (ii) the execution by Borrower and an unrelated third party of a bona fide definitive purchase and sale agreement or similar document (which is reasonably acceptable to Administrative Agent in the event that the Disposition is not a Pre-Approved Station Disposition) and delivery thereof to Administrative Agent with respect to such Stations, unless such purchase and sale agreement contemplates the sale of such Station(s) at an amount lower than the current Sale Amount(s), in which case the Administrative Agent may re-appraise such Station(s) down to the proposed sale price. Each appraisal shall be performed by a duly licensed appraiser or appraisal firm reasonably acceptable to the Administrative Agent and at Borrowers' sole cost and expense; provided, however, that except as provided in Section 2.06(b)(ii) and (iii), and except as provided in Section 2.18(b), unless an Event of Default shall have occurred and be continuing, Borrowers shall not be required to pay fees and expenses incurred in the performance for more than three (3) appraisals of the entire collateral pool during any calendar year.

(b) Borrowers may add Stations to Schedule 1.01 with the approval of the Required Lenders, and the respective Sale Amount of each Station (each, an "Additional Sale Amount") shall be determined by an appraisal satisfactory to the Administrative Agent, performed by a duly licensed appraiser or appraisal firm reasonably acceptable to the Administrative Agent and paid for by the Borrowers.

(c) Any appraisal delivered as part of the written request of Administrative Agent pursuant to clause (a)(y) above of this Section 2.18 to the Borrowers, and any resulting Adjusted Sale Amount, Additional Sale Amount or resulting adjustment to Schedule 1.01 hereof shall become effective for the purposes of this Agreement two (2) Business Days after delivery of such appraisal to the Borrowers."

7. Additional Affirmative Covenants.

A new Section 6.13 is hereby added to the Credit Agreement which shall read in its entirety as follows:

"Section 6.13. Sell Side Advisor. At all times after March 14, 2008, retain a financial advisor (which is not an Affiliate of a Borrower or any member of Lender Group) reasonably satisfactory to Administrative Agent (the "Sell Side Advisor") at Borrowers' sole cost and expense, on terms and conditions reasonably acceptable to Administrative Agent, which Sell Side Advisor shall at all times conduct a process by which all Stations and related assets and Licenses are offered for sale and shall manage all aspects of such sales processes, including the negotiation of sale documentation. Borrowers have engaged Patrick Communications as the Sell Sale Advisor."

8. Representations and Warranties of the Borrowers.

Borrowers hereby represent and warrant to Lender Group that, except for the existence of the Designated Defaults:

(a) Each representation and warranty set forth in Section IV of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct as of the date hereof (except to the extent that any such representations or warranties relate to an earlier specific date or dates);

(b) Borrowers have the power and authority to enter into this Agreement and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by the Borrowers;

(c) Each of this Agreement and all other agreements to be executed by Borrowers and contemplated hereby has been duly authorized (by all necessary corporate or limited liability company action and otherwise), validly executed and delivered by Borrowers and constitutes the legal, valid and binding obligation of Borrowers enforceable against them in accordance with its terms; and

(d) The execution and delivery of this Agreement and all other agreements to be executed by Borrowers and contemplated hereby and Borrowers' performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with Borrowers' respective Articles of Incorporation or similar document, or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which each Borrower is a party or by which each Borrower or its assets or properties are or may become bound.

9. Conditions to Agreement.

As a condition precedent to the effectiveness of this Agreement, Borrowers shall have delivered to Lender the agreements and documents described in Exhibit B attached hereto and made a part hereof, each in form and substance acceptable to Agents.

10. Release. (a) In consideration of the agreements of Lender Group contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each Agent and each Lender and their respective successors and assigns, and its affiliates, subsidiaries, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Lender, each Agent and all such other Persons being hereinafter referred to collectively as the "Releasees," and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim," and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or any of its successors, assigns, or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, as amended hereby, the other Loan Documents or this Agreement or transactions thereunder or related thereto.

(b) Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d) Each Borrower, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower pursuant to Section 10(a) of this Agreement. If any Borrower, or its respective successors, assigns, or other legal representatives violates the foregoing covenant, each Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

11. Acknowledgment of Obligations. The Revolving Credit Loan and the Term Loans, together with interest accrued and accruing thereon, the reimbursement obligations with respect to each letter of credit for the account of Borrowers or any affiliate, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Lender Group, are unconditionally owing by Borrowers, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each Borrower warrants and represents that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Obligations.

12. No Further Amendments.

Except for the amendments set forth herein or otherwise set forth in any agreement signed by Lender Group and dated the date hereof, the text of the Credit Agreement shall remain unchanged and in full force and effect. No waiver by Lender Group under the Credit Agreement is granted or intended and Lender Group expressly reserves the right to require strict compliance with the terms of the Credit Agreement. The waivers and amendments agreed to herein shall not constitute or evidence a course of dealing at variance with the Credit Agreement such as to require further notice by Lender Group to require strict compliance with the terms of the Credit Agreement in the future.

13. Security Documents.

All obligations of Borrowers under the Credit Agreement, as amended hereby, shall be secured by a first priority security interest and Lien (subject only to Permitted Liens) and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by the Borrowers shall remain in full force and effect to secure the Obligations, and such Security Documents, as amended hereby, are hereby ratified and affirmed.

14. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement

15. Applicable Law.

THIS AGREEMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

16. Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

17. Legal Fees.

Borrowers shall pay all reasonable expenses incurred by Lender Group in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Administrative Agent's special counsel and the Collateral Agent's special counsel.

18. Reaffirmation.

Except as amended hereby, the Credit Agreement, the Notes and all Security Documents shall remain in full force and effect and are in all respects hereby ratified and affirmed.

(The next page is the first signature page)

IN WITNESS WHEREOF, Administrative Agent, Collateral Agent, Billing Agent, Lenders and Borrowers have caused this Agreement to be duly executed by their respective duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

BORROWERS:

EQUITY MEDIA HOLDINGS CORPORATION
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC HARRISON, INC.
EBC PANAMA CITY, INC.
EBC SCOTTSBLUFF, INC.
EQUITY NEWS SERVICES, INC., f/k/a Hispanic News Network, Inc.
FORT SMITH 46, INC.
LOGAN 12, INC.
MARQUETTE BROADCASTING, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PRICE BROADCASTING, INC.
PULLMAN BROADCASTING INC.
REP PLUS, INC.
RIVER CITY BROADCASTING, INC.
ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
EBC MINNEAPOLIS, INC.
EBC DETROIT, INC.
EBC BUFFALO, INC.
EBC WATERLOO, INC.
EBC ATLANTA, INC.
EBC SEATTLE, INC.
EBC KANSAS CITY, INC.
EBC SYRACUSE, INC.
NEVADA CHANNEL 6, INC.
EBC PROVO, INC.
EBC SOUTHWEST FLORIDA, INC.
EBC LOS ANGELES, INC.
C.A.S.H. SERVICES, INC. f/k/a Skyport Services, Inc.
EBC NASHVILLE, INC
EBC JACKSONVILLE, INC.

By:
Name: James H. Hearnsberger
Title: Vice President of each

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND BILLING AGENT:

SILVER POINT FINANCE, LLC, as Administrative Agent, Documentation Agent and Billing Agent

By:
Name:
Title:

Address for Notices to Silver Point Finance, LLC
Two Greenwich Plaza
Greenwich, Connecticut 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

COLLATERAL AGENT AND BILLING AGENT:

WELLS FARGO FOOTHILL, INC.,
as Collateral Agent and Billing Agent

By:
Dena Seki, Vice President

Address for Notice to Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager – Specialty Finance Group
Telecopy No.: (310) 453-7442

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

LENDER:

SPCP GROUP, LLC

By:
Name:
Title:

Address for Notices to SPCP Group, LLC:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

LENDER:

SPF CDO I, LTD.

By:
Name:
Title:

Address for Notices to SPF CDO I, LTD.:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

LENDER:

FIELD POINT III, LLC

By:
Name:
Title:

Address for Notices to FIELD POINT III, LLC:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

LENDER:

FIELD POINT IV, LLC

By:
Name:
Title:

Address for Notices to FIELD POINT IV, LLC:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

LENDER:

WELLS FARGO FOOTHILL, INC.

By:
Dena Seki, Vice President

Address for Notice to Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager – Specialty Finance Group
Telecopy No.: (310) 453-7442

[First Amendment to Third Amended and Restated
Credit Agreement and Forbearance Agreement]

EXHIBIT A

DESIGNATED DEFAULTS

1. Borrowers' Default in paying interest under the Credit Agreement when due and payable on March 1, 2008.

2. The occurrence of an Event of Default caused by the funding of the Additional Term Loans B which results in the aggregate amount of all Loans and Letter of Credit Usage exceeding the limits set forth in Sections 2.01(a)(i)(2) and 2.01(c)(i)(B) of the Credit Agreement

3. A Default or Event of Default occurring as a result of an inability of the Borrowers to repeat certain warranties and representations as of the date hereof by reason of the following:

a. Section 4.01: To the extent that the Borrowers' have been tardy in their delivery to the Agents in a timely manner prior to the date hereof of all financial statements required by the Credit Agreement.

b. Section 4.06(a): To the extent that the Borrowers are at present late on payment under satellite agreement.

c. Section 4.11 (b): To the extent that the Borrowers have need for additional funding as evidenced by the Additional Term Loans B.

d. Section 4.11(e): To the extent that the Side Letter Agreement requires Borrowers to engage in sale of Stations which may constitute a plan to liquidate properties for the purposes of this Section.

e. Section 4.24 To the extent that Borrowers' requirements for additional funding hereunder and failure to pay certain expenses disclosed to Agents would be deemed to cause a Material Adverse Effect.

f. Section 4.25 To the extent that Borrowers failed to make required payments to Agents under the Credit Agreement prior to date hereof.

4.  Default under Section 5.06 by reason of Borrowers' failure to achieve Minimum EBITDA and Revenues required thereby for January 2008, February 2008 and March 2008. Borrowers agree that they shall provide Agents on or before March 24, 2008, with financial information for January 2008, in accordance with the requirements of Section 6.05(c) of the Credit Agreement.

5. Default under Section 6.05 (e) for Borrowers' failure to deliver Budget required thereby .

6. Defaults under Sections Section 7.04(a)(iv) and 7.13(a) which may occur during the Forbearance period to the extent caused by Borrowers' entering into agreements with the New Equity Investors consistent with the timeline and requirements set forth in the Side Letter Agreement.

EXHIBIT B

CONDITIONS TO CLOSING FIRST AMENDMENT

1.	Fee Letter between Borrowers and Administrative Agent (the "New Fee Letter") and Fee Letter between Borrowers and Collateral Agent

2.	Secured Promissory Notes evidencing Additional Term Loans B

3.	Certificate of Chief Financial Officer or Chief Executive Officer of Absence of Events of Default

4.	Certificate of Secretary of Borrowers certifying as to authority and incumbency of officer executing agreements

5.	Payment of closing/amendment fees to each of the Agents.

EXHIBIT C

ALLOCATION OF ADDITIONAL TERM LOANS B

Additional Term Loan B Lender	Maximum Amount of Additional Term Loans B

SPCP GROUP, LLC	$2,432,784.80

SPF CDO I, LLC	$608,196.20